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                                                             Page 10 of 10 pages

                                    EXHIBIT A
                                    ---------

                             JOINT FILING AGREEMENT

     In accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned parties hereby agree that the Amendment No. 16 of even date herewith to the Statement on Schedule 13D dated August 13, 2002 (as previously amended) with respect to Swiss Army Brands, Inc. (formerly known as The Forschner Group, Inc.) executed by the undersigned parties is, and that any further amendments thereto executed by the undersigned parties shall be, filed on behalf of each such party.

Dated: August 13, 2002

                                      VICTORINOX AG


                                   By:/s/ Charles Elsener, Jr.
                                      ------------------------------------------
                                       Charles Elsener, Jr.


                                      SABI ACQUISITION CORP.


                                     By:/s/ Charles Elsener, Jr.
                                        ----------------------------------------
                                        Charles Elsener, Jr.


                                      /s/ Charles Elsener, Sr.
                                      ------------------------------------------
                                      Charles Elsener, Sr.